For:	Alamo Group Inc.

Contact:	Edward Rizzuti
EVP Corporate Development & Investor Relations
830-372-9600

Financial Relations Board
Joe Calabrese
212-827-3772

ALAMO GROUP ANNOUNCES FINANCIAL RESULTS
FOR THE FOURTH QUARTER AND YEAR END 2025

SEGUIN, Texas, March 2, 2026 -- Alamo Group Inc. (NYSE: ALG) today reported results for the fourth quarter and fiscal year ended December 31, 2025.

Highlights:

Fourth Quarter Results:
•Net sales of $373.7 million compared to $385.3 million in the fourth quarter of 2024
•Fully diluted EPS was $1.28 per share and adjusted fully diluted EPS was $1.70 per share
•Adjusted EBITDA of $44.8 million was 12.0% of net sales
•Continued optimizing our manufacturing footprint to reduce fixed cost and streamline operations
•Entered into a definitive agreement to acquire Petersen Industries, a leader in grapple equipment serving bulky waste end market; the transaction successfully closed in January 2026

Full Year Results:
•Net sales of $1,603.7 million compared to $1,628.5 million in 2024
•Fully diluted EPS was $8.59 per share and adjusted fully diluted EPS was $9.37 per share
•Adjusted EBITDA of $216.9 million was 13.5% of net sales
•Operating cash flow was $177.5 million, resulting in a 171% conversion of net income to cash
•Total debt was $205.7 million and cash was $309.7 million, or $103.9 million in excess of debt

ALAMO GROUP ANNOUNCES 2025 FOURTH QUARTER AND YEAR END RESULTS PAGE 2
Robert Hureau, Alamo Group's President, and Chief Executive Officer commented, “Fiscal year 2025 was a year of transition as we position our Company for long term growth and success. Over the past few months, we’ve taken several decisive steps to strengthen our foundation including restructuring certain manufacturing facilities, reshaping the organizational structure, sharpening our commercial and operational priorities, accelerating our M&A engine and setting a clear vision for the future. Despite the challenges in the quarter, I’m excited about where we are taking our company and the success that lies ahead.”

Fourth Quarter Results
Net sales for the fourth quarter of 2025 were $373.7 million, a decrease of 3.0% compared to $385.3 million for the fourth quarter of 2024. Net income per fully diluted share for the fourth quarter of 2025 was $1.28 compared to $2.33 for the fourth quarter of 2024. Adjusted net income per fully diluted share for the fourth quarter of 2025 was $1.70 compared to $2.39 for the fourth quarter of 2024. Adjusted EBITDA for the fourth quarter of 2025 was $44.8 million, or 12.0% of net sales, compared to $51.8 million, or 13.4% of net sales, for the fourth quarter of 2024.

Net sales for the fourth quarter of 2025 in the Industrial Equipment Division were $234.9 million, an increase of 4.2% compared to $225.5 million for the fourth quarter of 2024. Adjusted EBITDA of the fourth quarter of 2025 in the Industrial Equipment Division was $41.5 million, or 17.7%, compared to $35.5 million, or 15.7%, for the fourth quarter of 2024.

Net sales for the fourth quarter of 2025 in the Vegetation Management Division were $138.7 million, a decrease of 13.2%, compared to $159.8 million for the fourth quarter of 2024. Adjusted EBITDA for the fourth quarter of 2025 in the Vegetation Management Division was $3.2 million, or 2.3%, compared to $16.3 million, or 10.2%, for the fourth quarter of 2024.

Mr. Hureau commented, “The fourth quarter reflected mixed performance for the Company. Our Industrial Equipment Division delivered stellar results while our Vegetation Management Division continued to experience headwinds. The Vegetation Management Division continued to face weak end-market demand, particularly in tree care and recycling, agriculture and municipal mowing. Each of these markets was impacted by low housing demand, low crop prices, elevated interest rates, and further amplified by tariff-driven costs and uncertainty. Amid these end market dynamics, we intensified our focus on cost discipline and continued to improve manufacturing throughput, particularly in those facilities that underwent consolidation earlier in the year. These actions are showing significant progress.”

He further added, “Regarding the Industrial Equipment Division, we performed quite well in terms of net sales growth, adjusted EBITDA margins, and solid bookings. The Excavator and Vacuum Truck,

ALAMO GROUP ANNOUNCES 2025 FOURTH QUARTER AND YEAR END RESULTS PAGE 3
and Sweepers and Safety businesses delivered double-digit growth in net orders and net sales. Snow performed quite well also. The Division delivered impressive adjusted operating income of 14.9%, benefiting from strong net sales and favorable mix.

In addition, total Company cash flows were also strong enabling investment in the business and positioning us well to take advantage of a growing pipeline of acquisition targets."

Full Year Results
Net sales for the full year 2025 were $1,603.7 million, a decrease of 1.5% compared to $1,628.5 million for the full year 2024. Net income per fully diluted share for the full year 2025 was $8.59 compared to $9.63 for the full year 2024. Adjusted net income per fully diluted share for the full year 2025 was $9.37 compared to $10.12 for the full year 2024. Adjusted EBITDA for the full year 2025 was $216.9 million, or 13.5% of net sales, compared to $228.4 million, or 14.0% of net sales, for the full year 2024.

Net sales for the full year 2025 in the Industrial Equipment Division were $949.7 million, an increase of 12.6% compared to $843.3 million for the full year 2024. Adjusted EBITDA for the full year 2025 in the Industrial Equipment Division was $157.5 million, or 16.6%, compared to $136.1 million, or 16.1%, for the full year 2024.

Net sales for the full year 2025 in the Vegetation Management Division were $654.1 million, a decrease of 16.7% compared to $785.2 million for the full year 2024. Adjusted EBITDA for the full year 2025 in the Vegetation Management Division was $59.4 million, or 9.1%, compared to $92.3 million, or 11.8%, for the full year 2024.

Operating cash flow for the full year was $177.5 million. At December 31, 2025, total debt was $205.7 million and total cash was $309.7 million. Reflecting the resilience of the Company's business and continued confidence in its future, the Company increased its quarterly dividend from $0.30 to $0.34 per share. This 13.3% increase in the dividend per share highlights the Company's strong financial position and commitment to delivering shareholder value.

Mr. Hureau commented, “Our strong cash generation and solid balance sheet create tremendous opportunity for us to invest in the business and advance our long-term strategy. The acquisition of Petersen Industries is a great example of how we’re positioning the Company for growth. We look forward to discussing our results and priorities in more detail during our upcoming earnings conference call.”

ALAMO GROUP ANNOUNCES 2025 FOURTH QUARTER AND YEAR END RESULTS PAGE 4

Earnings Conference Call
The Company will host a conference call to discuss fourth quarter and year end 2025 financial results on Tuesday, March 3, 2026 at 10:00 a.m. ET. Hosting the call will be members of senior management.

Individuals wishing to participate in the conference call should dial 1-833-816-1163 (domestic) or 1-412-317-1898 (international). For interested individuals unable to join the call, a replay will be available until Tuesday, March 10, 2026 by dialing 1-855-669-9658 (domestic) or 1-412-317-0088 (internationally), passcode 4809758.

The live broadcast of Alamo Group Inc.’s quarterly conference call will be available online at the Company's website, www.alamo-group.com (under “Investor Relations/Events & and Presentations”) on Tuesday, March 3, 2026, beginning at 10:00 a.m. ET. The online replay will follow shortly after the call ends and will be archived on the Company’s website for 60 days.
About Alamo Group
Alamo Group is a leader in the manufacture and sale of high-quality, purpose-built industrial and vegetation management equipment. We serve end-markets such as infrastructure building and maintenance, industrial construction, public works, land maintenance, agriculture and tree care. Our products are sold to independent equipment dealers and directly to contractors and municipalities. Product categories include vocational products (vacuum trucks, street sweepers, roadside safety equipment, excavators, and snow removal equipment) and light machinery (tractor mounted mowing equipment, land maintenance and recycling equipment) as well as related after-market parts and services. The Company operates two divisions: the Industrial Equipment Division and the Vegetation Management Division. Founded in 1969, the Company has approximately 3,800 employees and operates 27 manufacturing facilities in North America, Canada, Europe, Brazil and Australia. The corporate offices of Alamo Group Inc. are located in Seguin, Texas.

ALAMO GROUP ANNOUNCES 2025 FOURTH QUARTER AND YEAR END RESULTS PAGE 5

Forward Looking Statements
This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: adverse economic conditions which could lead to a reduction in overall market demand, supply chain disruptions, labor constraints, increasing costs due to inflation, disease outbreaks, geopolitical risks, including tariffs, trade wars, and the effects of the war in the Ukraine and the Middle East, competition, weather, seasonality, currency-related issues, and other risk factors listed from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.

(Tables Follow)
# # #

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	12/31/2025	12/31/2024	12/31/2025	12/31/2024
Net sales:
Vegetation Management	$138,746	$159,802	$654,053	$785,199
Industrial Equipment	234,904	225,521	949,662	843,314
Total Net Sales	373,650	385,323	1,603,715	1,628,513

Cost of Sales	288,649	293,535	1,205,898	1,216,025
Gross Margin	85,001	91,788	397,817	412,488
	22.7%	23.8%	24.8%	25.3%

Selling, general and administration expense	58,260	53,295	229,657	231,453
Amortization Expense	4,210	4,052	16,547	16,227
Income from Operations	22,531	34,441	151,613	164,808
	6.0%	8.9%	9.5%	10.1%

Interest Expense	(4,102)	(3,473)	(14,877)	(20,548)
Interest Income	1,614	760	5,569	2,637
Other Income (expense)	1,263	2,730	(2,793)	2,731

Income before income taxes	21,306	34,458	139,512	149,628
Provision for income taxes	5,794	6,377	35,711	33,698

Net Income	$15,512	$28,081	$103,801	$115,930

Net Income per common share:

Basic	$1.29	$2.35	$8.64	$9.69

Diluted	$1.28	$2.33	$8.59	$9.63

Average common shares:
Basic	12,033	11,979	12,018	11,968

Diluted	12,082	12,043	12,077	12,037

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$309,659	$197,274
Accounts receivable, net	276,866	305,561
Inventories	383,252	343,363
Other current assets	28,316	11,297
Total current assets	998,093	857,495

Rental equipment, net	61,102	52,942

Property, plant and equipment	165,977	158,332

Goodwill	214,611	203,027
Intangible assets	144,932	151,360
Other non-current assets	21,901	27,123

Total assets	$1,606,616	$1,450,279

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$125,130	$84,505
Income taxes payable	2,332	13,259
Accrued liabilities	75,905	77,537
Current maturities of long-term debt and finance lease obligations	15,000	15,008
Total current liabilities	218,367	190,309

Long-term debt, net of current maturities	190,748	205,473
Long term tax payable	470	626
Other long-term liabilities	24,113	24,619
Deferred income taxes	24,215	10,998
Total liabilities	457,913	432,025

Total stockholders’ equity	1,148,703	1,018,254

Total liabilities and stockholders’ equity	$1,606,616	$1,450,279

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Year Ended December 31,
	2025	2024
Operating Activities
Net income	$103,801	$115,930
Adjustment to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	129	1,718
Depreciation - Property, plant and equipment	27,084	26,865
Depreciation - Rental equipment	11,740	9,992
Amortization of intangibles	16,547	16,227
Amortization of debt issuance	703	703
Stock-based compensation expense	9,938	9,141
Provision for deferred income tax expense (benefit)	10,583	(3,607)
Gain on sale of property, plant and equipment	(2,564)	(639)
Changes in operating assets and liabilities:
Accounts receivable	40,618	47,012
Inventories	(28,135)	26,494
Rental equipment	(19,741)	(23,830)
Prepaid expenses and other assets	6,823	(2,608)
Trade accounts payable and accrued liabilities	30,243	(15,673)
Income taxes payable	(27,375)	1,000
Long-term tax payable	(156)	(2,007)
Other long-term liabilities, net	(2,695)	3,060
Net cash provided by operating activities	177,543	209,778

Investing Activities
Acquisitions, net of cash acquired	(18,283)	—
Purchase of property, plant and equipment	(30,627)	(24,993)
Proceeds from sale of property, plant and equipment	4,480	3,045
Purchase of patents	(1,763)	(233)
Net cash used in investing activities	(46,193)	(22,181)

Financing Activities
Borrowings on bank revolving credit facility	50,000	195,000
Repayments on bank revolving credit facility	(50,000)	(195,000)
Principal payments on long-term debt and finance leases	(15,007)	(15,069)
Contingent consideration payment from acquisition	—	(4,402)
Dividends paid	(14,415)	(12,442)
Proceeds from exercise of stock options	1,650	1,912
Common stock repurchased	(3,022)	(1,972)
Net cash used in financing activities	(30,794)	(31,973)

Effect of exchange rate changes on cash and cash equivalents	11,829	(10,269)
Net change in cash and cash equivalents	112,385	145,355
Cash and cash equivalents at beginning of the year	197,274	51,919
Cash and cash equivalents at end of the period	$309,659	$197,274

Cash paid during the period for:
Interest	$14,735	$20,787
Income taxes	52,932	40,426

Alamo Group Inc.
Non-GAAP Financial Measures Reconciliation

From time to time, Alamo Group Inc. may disclose certain “Non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. For these purposes, “GAAP” refers to generally accepted accounting principles in the United States. The Securities and Exchange Commission (SEC) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by Alamo Group are provided as additional information to investors in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

Attachment 1 discloses non-GAAP measures such as Adjusted Operating Income, Adjusted Net Income and Adjusted Fully Diluted EPS, related to certain items that the management believes are not indicative of underlying performance. Adjusted Operating Income accounts for these impacts on a pre-tax basis and Adjusted Net Income and Adjusted Fully Diluted EPS are calculated on a after-tax basis. Management believes isolating certain items from the core operating performance improves comparability across periods, and reflects how management plans and assesses the business.

Attachment 2 shows reconciliation of Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA") and Adjusted EBITDA.

Attachment 3 reflects Division performance inclusive of non-GAAP financial measures such as Backlog, Adjusted Operating Income, Earnings Before Interest, Tax, Depreciation and Amortization ("EBITDA") and Adjusted EBITDA.

Attachment 4 shows the net change in our total debt net of cash and discloses a non-GAAP financial presentation related to the impact of currency translation on net sales by division.

Attachment 1

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per share numbers)
(Unaudited)

Non-GAAP Financial Measures

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024

Operating Income	$22,531	$34,441	$151,613	$164,808
CEO Transition(1)	—	—	2,310	—
Acquisition and Integration Expenses(2)	1,647	—	3,274	—
Restructuring Expenses(3)	7,323	1,002	9,262	4,228
Gradall Strike(4)	—	—	—	3,556
Adjusted Operating Income	$31,501	$35,443	$166,459	$172,592
Adjusted Operating Income % net sales	8.4%	9.2%	10.4%	10.6%

Net Income	$15,512	$28,081	$103,801	$115,930
CEO Transition(1), net of tax benefit $— and $591, respectively	—	—	1,719	—
Acquisition and Integration Expenses(2), net of tax benefit $422 and $838, respectively	1,225	—	2,436	—
Restructuring Expenses(3), net of tax benefit $1,318 and $226, $1,815, and $952, respectively	3,832	776	5,274	3,276
Gradall Strike(4), net of tax benefit $ — and $851, respectively	—	—	—	2,705
Adjusted Net Income	$20,569	$28,857	$113,230	$121,911

Fully Diluted EPS	$1.28	$2.33	$8.59	$9.63
CEO Transition(1)	—	—	0.14	—
Acquisition and Integration Expenses(2)	0.10	—	0.20	—
Restructuring Expenses(3)	0.32	0.06	0.44	0.27
Gradall Strike(4)	—	—	—	0.22
Adjusted Fully Diluted EPS	$1.70	$2.39	$9.37	$10.12

Notes:
1.CEO Transition includes accelerated stock compensation, recruiting expenses, sign-on bonus, and moving expenses.
2.Acquisition and integration expenses include advisory fees for both unsuccessful and successful deals.
3.Restructuring expenses include severance cost, relocation and set up cost, reduction in the realizable value of inventory as a result of strategic brand review, offset by gain on sale of Gibson City, Illinois facility.
4.Gradall strike represents lost profitability during the 5-week labor strike in Q2, 2024.

Attachment 2

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

EBITDA
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

Net Income	$15,512	$28,081	$103,801	$115,930

Interest, net	2,488	2,713	9,308	17,911
Provision for income taxes	5,794	6,377	35,711	33,698
Depreciation	9,961	9,573	38,824	36,857
Amortization	4,210	4,052	16,547	16,227
EBITDA	$37,965	$50,796	$204,191	$220,623
EBITDA % net sales	10.2%	13.2%	12.7%	13.5%

Adjustments:
CEO Transition(1)	$—	$—	$2,310	$—
Acquisition and Integration Expenses(2)	1,647	—	3,274	—
Restructuring Expenses(3)	5,150	1,002	7,089	4,228
Gradall Strike(4)	—	—	—	3,556
Adjusted EBITDA	$44,762	$51,798	$216,864	$228,407
Adjusted EBITDA % net sales	12.0%	13.4%	13.5%	14.0%

Notes:
1.CEO Transition includes accelerated stock compensation, recruiting expenses, sign-on bonus, and moving expenses.
2.Acquisition and integration expenses include advisory fees for both unsuccessful and successful deals.
3.Restructuring expenses include severance cost, relocation and set up cost, reduction in the realizable value of inventory as a result of strategic brand review, offset by gain on sale of Gibson City, Illinois facility.
4.Gradall strike represents lost profitability during the 5-week labor strike in Q2, 2024.

Attachment 3

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Industrial Equipment Division Performance

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

Backlog			$400,955	$481,544

Net Sales	$234,904	$225,521	$949,662	$843,314

Income from Operations	33,104	27,973	128,645	108,251
Income from Operations % net sales	14.1%	12.4%	13.5%	12.8%

Adjustments:
CEO Transition(1)	$—	$—	$1,206	$—
Acquisition and Integration Expenses(2)	913	—	1,762	—
Restructuring Expenses(3)	1,027	—	1,027	—
Gradall Strike(4)	—	—	—	3,556
Adjusted Operating Income	$35,044	$27,973	$132,640	$111,807
Adjusted Operating Income % of sales	14.9%	12.4%	14.0%	13.3%

Depreciation	$5,712	$5,131	$22,174	$19,191
Amortization	1,258	1,127	4,774	4,508
Other income (expense)	(472)	1,249	(2,122)	605

EBITDA	$39,602	$35,480	$153,471	$132,555
EBITDA % net Sales	16.9%	15.7%	16.2%	15.7%
Adjustments:
CEO Transition(1)	$—	$—	$1,206	$—
Acquisition and Integration Expenses(2)	913	—	1,762	—
Restructuring Expenses(3)	1,027	—	1,027	—
Gradall Strike(4)	—	—	—	3,556
Adjusted EBITDA	$41,542	$35,480	$157,466	$136,111
Adjusted EBITDA % net sales	17.7%	15.7%	16.6%	16.1%

Notes:
1.CEO Transition includes accelerated stock compensation, recruiting expenses, sign-on bonus, and moving expenses.
2.Acquisition and integration expenses include advisory fees for both unsuccessful and successful deals.
3.Restructuring expenses include severance cost, relocation and set up cost, reduction in the realizable value of inventory as a result of strategic brand review, offset by gain on sale of Gibson City, Illinois facility.
4.Gradall strike represents lost profitability during the 5-week labor strike in Q2, 2024.

Attachment 3 (continued)

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Vegetation Management Division Performance

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

Backlog			$198,735	$187,102

Net Sales	$138,746	$159,802	$654,053	$785,199

Income from Operations	(10,573)	6,468	22,968	56,557
Income from Operations % net sales	(7.6)%	4.0%	3.5%	7.2%

Adjustments:
CEO Transition(1)	$—	$—	$1,104	$—
Acquisition and Integration Expenses(2)	734	—	1,512	—
Restructuring Expenses(3)	6,296	1,002	8,235	4,228
Adjusted Operating Income	$(3,543)	$7,470	$33,819	$60,785
Adjusted Operating Income % of sales	(2.6)%	4.7%	5.2%	7.7%

Depreciation	$4,249	$4,442	$16,650	$17,666
Amortization	2,952	2,925	11,773	11,719
Other (income) expense	1,735	1,481	(671)	2,126

EBITDA	$(1,637)	$15,316	$50,720	$88,068
EBITDA % net Sales	(1.2)%	9.6%	7.8%	11.2%
Adjustments:
CEO Transition(1)	$—	$—	$1,104	$—
Acquisition and Integration Expenses(2)	734	—	1,512	—
Restructuring Expenses(3)	4,123	1,002	6,062	4,228
Adjusted EBITDA	$3,220	$16,318	$59,398	$92,296
Adjusted EBITDA % net sales	2.3%	10.2%	9.1%	11.8%

Notes:
1.CEO Transition includes accelerated stock compensation, recruiting expenses, sign-on bonus, and moving expenses.
2.Acquisition and integration expenses include advisory fees for both unsuccessful and successful deals.
3.Restructuring expenses include severance cost, relocation and set up cost, reduction in the realizable value of inventory as a result of strategic brand review, offset by gain on sale of Gibson City, Illinois facility.

Attachment 4

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Consolidated Net Change of Total Debt, Net of Cash

	December 31, 2025	December 31, 2024	Net Change

Current maturities	$15,000	$15,008
Long-term debt, net of current	190,748	205,473
Total Debt	$205,748	$220,481

Total Cash	309,659	197,274
Total Debt Net of Cash	$(103,911)	$23,207	$127,118

Impact of Currency Translation on Net Sales by Division

	Three Months Ended December 31,			Change due to currency translation
	2025	2024	% change from 2024	$	%

Vegetation Management	$138,746	$159,802	(13.2)%	$3,364	2.1%
Industrial Equipment	234,904	225,521	4.2%	1,453	0.6%
Total Net Sales	$373,650	$385,323	(3.0)%	$4,817	1.3%

	Twelve Months Ended December 31,			Change due to currency translation
	2025	2024	% change from 2024	$	%

Vegetation Management	$654,053	$785,199	(16.7)%	$3,986	0.5%
Industrial Equipment	949,662	843,314	12.6%	(94)	—%
Total Net Sales	$1,603,715	$1,628,513	(1.5)%	$3,892	0.2%